EXHIBIT 99.1

McGrath RentCorp Announces Results for Third Quarter 2017

LIVERMORE, Calif., Oct. 31, 2017 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ:MGRC) (the “Company”), a diversified business to business rental company, today announced total revenues for the quarter ended September 30, 2017 of $135.4 million, an increase of 11%, compared to the third quarter of 2016.  The Company reported net income of $16.8 million, or $0.69 per diluted share for the third quarter of 2017, compared to net income of $12.9 million, or $0.54 per diluted share, in the third quarter of 2016.

THIRD QUARTER 2017 Company HIGHLIGHTS:

  Income from operations increased 25% year-over-year to $30.3 million.
  Rental revenues increased 9% year-over-year to $73.8 million.
  Adjusted EBITDA1 increased 12% to $50.7 million for the third quarter of 2017.
  Dividend rate increased 2% year-over-year to $0.26 per share for the third quarter of 2017. On an annualized basis, this dividend represents a 2.3% yield on the October 30, 2017 close price of $44.46 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were pleased with our third quarter performance.  Mobile Modular, Adler Tank Rentals and TRS-RenTelco each delivered significant operating profit growth compared to a year ago, contributing to the Company’s 25% operating profit increase.  Company operating profit growth was driven by a $6.8 million increase in gross profit from rental operations and a $1.1 million increase in sales gross profit also contributed to the strong results. Hurricanes Harvey and Irma had no material impact on our third quarter results.

Mobile Modular rental revenues for the quarter increased 9% from a year ago as rental rates and equipment on rent both increased, while average utilization declined slightly.  Rental revenue growth continued to be healthy across commercial and education markets, as well as in our Portable Storage business.

TRS-RenTelco rental revenues for the quarter increased 3% as a result of higher general-purpose test equipment business activity.  General-purpose test equipment rental revenues increased by 9%, but were partly offset by a 1% decrease for communications test equipment.  While average equipment utilization increased, average rental rates declined for the quarter, primarily due to the business activity mix shift to general-purpose from communications test equipment.

Adler Tank Rentals rental revenues for the quarter increased 17% from a year ago.  Rental revenue growth occurred across a broad mix of vertical markets, including upstream oil and natural gas, which increased from 9% to 10% of total Adler rental revenues.  Average equipment on rent increased 16% to $176 million from $152 million a year ago, and average utilization increased to 57% from 49%.  Despite ongoing competitive price pressure, average rental rates improved slightly as a result of product mix shifts.

Our third quarter results reflect some improvement in market conditions at Adler Tank Rentals and TRS-RenTelco.  In addition we benefited from the various return on invested capital performance improvement initiatives across the business.  We are also maintaining discipline on new rental equipment capital spending while selectively selling non-core equipment.

Based on our third quarter and year to date results, and our current outlook for the remainder of the year, we are raising our financial outlook and expect 2017 total Company operating profit to increase 15% to 18% above 2016, compared to our prior expectation of a 9% to 12% increase.”

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and share-based compensation.  A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended September 30, 2017 to the quarter ended September 30, 2016 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2017, the Company’s Mobile Modular division reported income from operations of $15.8 million, an increase of $3.1 million, or 25%.  Rental revenues increased 9% to $36.2 million, depreciation expense was flat at $5.3 million and other direct costs increased 5% to $9.4 million, which resulted in an increase in gross profit on rental revenues of 14% to $21.6 million.  Rental related services revenues increased 8% to $14.7 million, with associated gross profit increasing 27% to $3.7 million.  Sales revenues increased 5% to $17.5 million and gross margin on sales increased to 27% compared to 25% in 2016, resulting in increased gross profit on sales revenues of $0.7 million, or 16%.  Selling and administrative expenses increased 9% to $14.5 million, primarily due to increased salaries and employee benefit costs and higher allocated corporate expenses.

TRS-RENTELCO

For the third quarter of 2017, the Company’s TRS-RenTelco division reported income from operations of $7.1 million, an increase of $0.7 million, or 12%.  Rental revenues increased 3% to $21.0 million, depreciation expense decreased 3% to $8.3 million and other direct costs decreased 5% to $3.4 million, which resulted in an increase in gross profit on rental revenues of 13% to $9.4 million.  Sales revenues increased 3% to $4.9 million.  Gross margin on sales decreased to 51% from 57% in 2016 primarily due to lower margins on used equipment sales, resulting in a 9% decrease in gross profit on sales revenues to $2.5 million.  Selling and administrative expenses increased 7% to $5.5 million, primarily due to increased salaries and employee benefit costs.

ADLER TANKS

For the third quarter of 2017, the Company’s Adler Tanks division reported income from operations of $4.2 million, an increase of $1.6 million, or 60%.  Rental revenues increased 17% to $16.5 million, depreciation expense decreased 1% to $3.9 million and other direct costs increased 19% to $2.6 million, which together resulted in an increase in gross profit on rental revenues of $1.9 million.  Rental related services revenues increased 10% to $6.3 million, with gross profit on rental related services increasing 19% to $1.5 million.  Selling and administrative expenses increased 10% to $7.3 million, primarily due to increased salaries and employee benefit costs.

FINANCIAL OUTLOOK:

Based upon the Company’s year to date results and current outlook for the remainder of the year, the Company is raising its financial outlook and expects 2017 total Company operating profit to increase 15% to 18% above 2016, compared to our prior expectation of a 9% to 12% increase.

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company with four rental divisions.  Mobile Modular rents and sells modular buildings to fulfill customers' temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia.  TRS-RenTelco rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas.  Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids with operations serving key markets throughout the United States.  Mobile Modular Portable Storage provides portable storage solutions in the California, Texas, Florida, Northern Illinois, New Jersey, North Carolina and Georgia markets.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of October 2, 2017, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on October 31, 2017 to discuss the third quarter 2017 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at www.mgrc.com.  A 7-day replay will be available following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the call replay is 92731571.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at http://www.mgrc.com/investors#events-archives.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “believes,” “expects,” “will,” or “anticipates” or the negative of these terms or other comparable terminology.  In particular, the full year 2017 operating profit outlook in the CEO comments and “Financial Outlook” sections are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the extent of the recovery underway in our modular building division; the state of the wireless communications network upgrade environment; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; the potential for continuing softness in communications test equipment rental demand in our electronics division; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenues
Rental	$73,781	$67,757	$211,712	$201,036
Rental related services	21,856	20,122	58,587	57,028
Rental operations	95,637	87,879	270,299	258,064
Sales	38,684	33,486	67,166	58,916
Other	1,067	628	2,342	1,817
Total revenues	135,388	121,993	339,807	318,797
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	17,492	17,819	52,113	54,590
Rental related services	16,611	16,026	44,756	44,428
Other	15,396	14,689	46,794	45,991
Total direct costs of rental operations	49,499	48,534	143,663	145,009
Costs of sales	27,114	23,026	44,488	38,944
Total costs of revenues	76,613	71,560	188,151	183,953
Gross profit	58,775	50,433	151,656	134,844
Selling and administrative expenses	28,489	26,201	83,702	78,281
Income from operations	30,286	24,232	67,954	56,563
Other income (expense):
Interest expense	(2,986)	(2,940)	(8,724)	(9,486)
Foreign currency exchange gain (loss)	36	(15)	273	59
Income before provision for income taxes	27,336	21,277	59,503	47,136
Provision for income taxes	10,574	8,405	23,307	18,619
Net income	$16,762	$12,872	$36,196	$28,517
Earnings per share:
Basic	$0.70	$0.54	$1.51	$1.19
Diluted	$0.69	$0.54	$1.50	$1.19
Shares used in per share calculation:
Basic	24,015	23,911	23,984	23,891
Diluted	24,228	24,041	24,201	23,957
Cash dividends declared per share	$0.260	$0.255	$0.780	$0.765

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in thousands)	2017	2016
Assets
Cash	$1,369	$852
Accounts receivable, net of allowance for doubtful accounts of $1,987 in 2017 and $2,087 in 2016	107,413	96,877
Rental equipment, at cost:
Relocatable modular buildings	781,791	769,190
Electronic test equipment	258,877	246,325
Liquid and solid containment tanks and boxes	309,825	308,542
	1,350,493	1,324,057
Less accumulated depreciation	(484,769)	(467,686)
Rental equipment, net	865,724	856,371
Property, plant and equipment, net	119,315	112,190
Prepaid expenses and other assets	26,844	25,583
Intangible assets, net	7,942	8,595
Goodwill	27,808	27,808
Total assets	$1,156,415	$1,128,276
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$323,117	$326,266
Accounts payable and accrued liabilities	81,765	78,205
Deferred income	42,188	37,499
Deferred income taxes, net	296,563	292,019
Total liabilities	743,633	733,989
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,032 shares as of September 30, 2017 and 23,948 shares as of December 31, 2016	102,703	101,821
Retained earnings	310,210	292,521
Accumulated other comprehensive loss	(131)	(55)
Total shareholders’ equity	412,782	394,287
Total liabilities and shareholders’ equity	$1,156,415	$1,128,276

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2017	2016
Cash Flows from Operating Activities :
Net income	$36,196	$28,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,425	61,528
Provision for doubtful accounts	1,155	1,366
Share-based compensation	2,245	2,327
Gain on sale of used rental equipment	(13,006)	(10,798)
Foreign currency exchange gain	(273)	(59)
Amortization of debt issuance costs	38	39
Change in:
Accounts receivable	(11,691)	(10,107)
Income taxes receivable	—	11,000
Prepaid expenses and other assets	(1,261)	1,374
Accounts payable and accrued liabilities	80	3,089
Deferred income	4,689	5,191
Deferred income taxes	4,544	11,810
Net cash provided by operating activities	81,141	105,277
Cash Flows from Investing Activities:
Purchases of rental equipment	(73,193)	(64,349)
Purchases of property, plant and equipment	(12,784)	(10,028)
Proceeds from sales of used rental equipment	28,478	24,037
Net cash used in investing activities	(57,499)	(50,340)
Cash Flows from Financing Activities:
Net borrowings (repayments) under bank lines of credit	16,813	(16,034)
Principal payments on Series A senior notes	(20,000)	(20,000)
Proceeds from the exercise of stock options	—	37
Taxes paid related to net share settlement of stock awards	(1,363)	(589)
Payment of dividends	(18,628)	(18,349)
Net cash used in financing activities	(23,178)	(54,935)
Effect of foreign currency exchange rate changes on cash	53	(13)
Net increase (decrease) in cash	517	(11)
Cash balance, beginning of period	852	1,103
Cash balance, end of period	$1,369	$1,092
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$8,563	$9,042
Net income taxes paid, during the period	$23,510	$7,751
Dividends accrued during the period, not yet paid	$5,979	$6,144
Rental equipment acquisitions, not yet paid	$6,622	$3,688

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$36,239	$21,018	$16,524	$—	$73,781
Rental related services	14,729	783	6,344	—	21,856
Rental operations	50,968	21,801	22,868	—	95,637
Sales	17,533	4,909	461	15,781	38,684
Other	386	594	87	—	1,067
Total revenues	68,887	27,304	23,416	15,781	135,388

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,285	8,264	3,943	—	17,492
Rental related services	11,075	683	4,853	—	16,611
Other	9,396	3,352	2,648	—	15,396
Total direct costs of rental operations	25,756	12,299	11,444	—	49,499
Costs of sales	12,770	2,432	397	11,515	27,114
Total costs of revenues	38,526	14,731	11,841	11,515	76,613

Gross Profit
Rental	21,558	9,402	9,933	—	40,893
Rental related services	3,654	100	1,491	—	5,245
Rental operations	25,212	9,502	11,424	—	46,138
Sales	4,763	2,477	64	4,266	11,570
Other	386	594	87	—	1,067
Total gross profit	30,361	12,573	11,575	4,266	58,775
Selling and administrative expenses	14,540	5,456	7,327	1,166	28,489
Income from operations	$15,821	$7,117	$4,248	$3,100	30,286
Interest expense					(2,986)
Foreign currency exchange gain					36
Provision for income taxes					(10,574)
Net income					$16,762

Other Information
Average rental equipment [1]	$748,779	$254,369	$307,790
Average monthly total yield [2]	1.61%	2.75%	1.79%
Average utilization [3]	76.3%	63.4%	57.1%
Average monthly rental rate [4]	2.11%	4.35%	3.14%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended September 30, 2016
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$33,210	$20,365	$14,182	$—	$67,757
Rental related services	13,697	655	5,770	—	20,122
Rental operations	46,907	21,020	19,952	—	87,879
Sales	16,700	4,788	358	11,640	33,486
Other	82	509	37	—	628
Total revenues	63,689	26,317	20,347	11,640	121,993

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,295	8,553	3,971	—	17,819
Rental related services	10,811	700	4,515	—	16,026
Other	8,949	3,524	2,216	—	14,689
Total direct costs of rental operations	25,055	12,777	10,702	—	48,534
Costs of sales	12,592	2,065	360	8,009	23,026
Total costs of revenues	37,647	14,842	11,062	8,009	71,560

Gross Profit (Loss)
Rental	18,966	8,288	7,995	—	35,249
Rental related services	2,886	(45)	1,255	—	4,096
Rental operations	21,852	8,243	9,250	—	39,345
Sales	4,108	2,723	(2)	3,631	10,460
Other	82	509	37	—	628
Total gross profit	26,042	11,475	9,285	3,631	50,433
Selling and administrative expenses	13,364	5,101	6,631	1,105	26,201
Income from operations	$12,678	$6,374	$2,654	$2,526	24,232
Interest expense					(2,940)
Foreign currency exchange loss					(15)
Provision for income taxes					(8,405)
Net income					$12,872

Other Information
Average rental equipment [1]	$729,943	$251,786	$307,621
Average monthly total yield [2]	1.52%	2.70%	1.54%
Average utilization [3]	76.7%	61.2%	49.4%
Average monthly rental rate [4]	1.98%	4.41%	3.11%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2017
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$104,923	$60,569	$46,220	$—	$211,712
Rental related services	38,283	2,095	18,209	—	58,587
Rental operations	143,206	62,664	64,429	—	270,299
Sales	30,001	14,897	1,576	20,692	67,166
Other	621	1,596	125	—	2,342
Total revenues	173,828	79,157	66,130	20,692	339,807

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,951	24,335	11,827	—	52,113
Rental related services	28,802	1,937	14,017	—	44,756
Other	29,290	9,957	7,547	—	46,794
Total direct costs of rental operations	74,043	36,229	33,391	—	143,663
Costs of sales	21,846	6,508	1,332	14,802	44,488
Total costs of revenues	95,889	42,737	34,723	14,802	188,151

Gross Profit
Rental	59,683	26,277	26,846	—	112,806
Rental related services	9,481	158	4,191	—	13,830
Rental operations	69,164	26,435	31,037	—	126,636
Sales	8,154	8,389	245	5,890	22,678
Other	621	1,596	125	—	2,342
Total gross profit	77,939	36,420	31,407	5,890	151,656
Selling and administrative expenses	42,157	16,475	21,855	3,215	83,702
Income from operations	$35,782	$19,945	$9,552	$2,675	67,954
Interest expense					(8,724)
Foreign currency exchange gain					273
Provision for income taxes					(23,307)
Net income					$36,196

Other Information
Average rental equipment [1]	$746,632	$249,740	$307,322
Average monthly total yield [2]	1.56%	2.69%	1.67%
Average utilization [3]	76.6%	62.8%	54.7%
Average monthly rental rate [4]	2.04%	4.29%	3.06%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Nine months ended September 30, 2016
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$96,002	$61,562	$43,472	$—	$201,036
Rental related services	37,034	2,156	17,838	—	57,028
Rental operations	133,036	63,718	61,310	—	258,064
Sales	25,132	17,050	947	15,787	58,916
Other	284	1,441	92	—	1,817
Total revenues	158,452	82,209	62,349	15,787	318,797

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,642	26,939	12,009	—	54,590
Rental related services	28,370	1,965	14,093	—	44,428
Other	28,501	10,500	6,990	—	45,991
Total direct costs of rental operations	72,513	39,404	33,092	—	145,009
Costs of sales	18,610	8,772	895	10,667	38,944
Total costs of revenues	91,123	48,176	33,987	10,667	183,953

Gross Profit
Rental	51,860	24,122	24,473	—	100,455
Rental related services	8,664	191	3,745	—	12,600
Rental operations	60,524	24,313	28,218	—	113,055
Sales	6,521	8,279	52	5,120	19,972
Other	284	1,441	92	—	1,817
Total gross profit	67,329	34,033	28,362	5,120	134,844
Selling and administrative expenses	38,162	16,444	20,786	2,889	78,281
Income from operations	$29,167	$17,589	$7,576	$2,231	56,563
Interest expense					(9,486)
Foreign currency exchange gain					59
Provision for income taxes					(18,619)
Net income					$28,517

Other Information
Average rental equipment [1]	$719,206	$255,896	$307,669
Average monthly total yield [2]	1.48%	2.67%	1.57%
Average utilization [3]	76.3%	60.1%	49.9%
Average monthly rental rate [4]	1.94%	4.44%	3.15%

  Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
  Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
  Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
  Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016	2017	2016
Net income	$16,762	$12,872	$36,196	$28,517	$45,930	$40,035
Provision for income taxes	10,574	8,405	23,307	18,619	33,368	25,624
Interest	2,986	2,940	8,724	9,486	11,445	12,396
Depreciation and amortization	19,673	20,111	58,425	61,528	78,076	82,505
EBITDA	49,995	44,328	126,652	118,150	168,819	160,560
Share-based compensation	707	741	2,245	2,327	3,009	2,863
Adjusted EBITDA [1]	$50,702	$45,069	$128,897	$120,477	$171,828	$163,423
Adjusted EBITDA margin [2]	37%	37%	38%	38%	39%	39%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016	2017	2016
Adjusted EBITDA [1]	$50,702	$45,069	$128,897	$120,477	$171,828	$163,423
Interest paid	(2,746)	(2,396)	(8,563)	(9,042)	(11,957)	(11,859)
Net income taxes paid	(5,369)	(2,072)	(23,510)	(7,751)	(31,314)	(8,009)
Gain on sale of used rental equipment	(5,092)	(4,516)	(13,006)	(10,798)	(15,947)	(13,634)
Foreign currency exchange loss (gain)	(36)	15	(273)	(59)	(93)	(25)
Amortization of debt financing cost	13	13	38	39	51	51
Change in certain assets and liabilities:
Accounts receivable, net	(10,874)	(8,144)	(10,536)	(8,741)	(3,655)	3,302
Income taxes receivable	—	—	—	11,000	—	—
Prepaid expenses and other assets	7,578	4,237	(1,261)	1,374	(686)	1,379
Accounts payable and other liabilities	(2,089)	(2,444)	4,666	3,587	8,298	14,293
Deferred income	(345)	3,130	4,689	5,191	34	1,306
Net cash provided by operating activities	$31,742	$32,892	$81,141	$105,277	$116,559	$150,227

  Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, and share-based compensation.
  Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:
Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200